Exhibit 10.4

As Amended Effective April 30, 2001

99¢ ONLY STORES
1996 STOCK OPTION PLAN

1.	Purpose of the Plan.

The primary purpose of this 1996 Stock Option Plan, as amended and restated (the “Plan”) is to provide incentives and rewards to selected eligible directors, officers, employees independent contractors and consultants of 99¢ Only Stores (the “Company”) or its subsidiaries in order to assist the Company and its subsidiaries in attracting, retaining and motivating those persons by providing for or increasing the proprietary interests of those persons in the Company, and by associating their interests in the Company with those of the Company’s shareholders.

2.	Administration of the Plan.

The Plan shall be administered by a committee of the Board of Directors of the Company (the “Committee”) consisting of two or more directors, each of whom shall be both a “non-employee director,” as that term is defined in Rule 16b-3(b)(3)(i) of the Rules and Regulations (the “Rules”) of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations of the Internal Revenue Service adopted thereunder, as such Rules and such Section and regulations may from time to time be amended or interpreted. Members of the Committee shall serve at the pleasure of the Board of Directors of the Company. The Committee may in its discretion act directly and/or, when and as authorized and permitted by law, through a designated officer/representative of the Management Committee.

The Committee shall have all the powers vested in it by the terms of the Plan, including exclusive authority (i) to select from among eligible directors, officers, employees and consultants, those persons to be granted “Awards” (as defined below) under the Plan; (ii) to determine the type, size and terms of individual Awards (which need not be identical and will likely vary from person to person) to be made to each person selected; (iii) to determine the time when Awards will be granted, and to establish objectives and conditions (including, without limitation, vesting and performance conditions), if any, for earning Awards, and whether Awards will be paid after the end of the Award period; (iv) to amend the terms or conditions of any outstanding Award, subject to applicable legal restrictions; (v) to determine the duration and purpose of leaves of absences which may be granted to holders of Awards without constituting termination of their employment for purposes of their Awards; (vi) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; and (vii) to make any and all other determinations which it determines to be necessary or advisable in the administration of the Plan. The Committee shall have full power and authority to administer and interpret the Plan and to adopt, amend and revoke such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee’s interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its shareholders, any participants in the Plan and any other employee of the Company or any of its subsidiaries, except that any plan participant shall have the right to appeal within 5 business days of notice or knowledge thereof by written notice to an executive officer of the Company)] any adverse decision made by the Committee to the full Board of Directors.

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3.	Persons Eligible under the Plan.

Any person who is an officer, employee, independent contractor or consultant of the Company, or any of its subsidiaries (an “Employee”), including any member of the Board of Directors of the Company who is an Employee, shall be eligible to be considered for the grant of Awards under the Plan. Subject to the provisions of Section 5 hereof, members of the Board of Directors of the Company who are not employees (each a “non-employee Director”) shall be eligible to be considered for the grant of Awards under the Plan.

4.	Awards.

(a) Common Stock and Derivative Security Awards. Awards authorized under the Plan shall consist of any type of arrangement with an Employee that is not inconsistent with the provisions of the Plan and that, by its terms, involves or might involve or be made with reference to the issuance of (i) shares of the Common Stock, no par value, of the Company (the “Common Stock”) or (ii) a “derivative security” (as that term is defined in Rule 16a-l(c) of the Rules, as the same may be amended from time to time) with an exercise or conversion price related to the Common Stock or with a value derived from the value of the Common Stock

(b) Types of Awards. Awards are not restricted to any specified form or structure and may include, but need not be limited to, sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock or securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, or any other type of Award which the Committee shall determine is consistent with the objectives and limitations of the Plan. An Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

(c) Consideration. Common Stock may be issued pursuant to an Award for any lawful consideration as determined by the Committee, including, without limitation, a cash payment, services rendered, or the cancellation of indebtedness.

(d) Guidelines. The Committee may adopt, amend or revoke from time to time written policies that provide guidelines implementing the Plan. Such guidelines may include, but need not be limited to, the type, size and term of Awards to be made to participants and the conditions for payment of such Awards.

(e) Terms and Conditions.  Subject to the provisions of the Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted pursuant to the Plan, which terms and conditions may include, among other things:

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(i)    any provision necessary for such Award to qualify as an incentive stock Option under Section 422 of the Code (an “Incentive Stock Option”);

(ii)    a provision permitting the recipient of such Award (including any recipient who is a director or officer of the Company) to pay the purchase price of the Common Stock or other property issuable pursuant to such Award, or to pay such recipient’s tax withholding obligation with respect to such issuance, in whole or in part, by delivering previously owned shares of capital stock of the Company (including “pyramiding”) or other property, or by reducing the number of shares of Common Stock or the amount of other property otherwise issuable pursuant to such Award; or

(iii)   a provision conditioning or accelerating the receipt of benefits pursuant to the Award, or terminating the Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation., a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section g of the Plan.

(f) Maximum Awards. An employee may be granted multiple Awards under the Plan. However, notwithstanding any other provision of the Plan, the maximum number of shares of Common Stock with respect to which options or rights or other Awards may be granted under the Plan to any Employee during any fiscal year shall be 50,000, subject to adjustment as provided in Section 8 of the Plan.

(g) Suspension or Termination of Awards.

If the Company or the Committee has reason to believe that an Employee who has received the grant of Awards under the Plan (each a “participant”) may have engaged in Detrimental Activity the Committee, directly or through any authorized officer of the Company acting on its behalf shall be entitled (but without prejudice to its right subsequently to terminate such Award, and/or such Participant’s service or employment, on the same or any other ground) to withhold the payment of proceeds from stock options exercised and/or to otherwise suspend the participant’s rights under any then outstanding Award for so long as reasonably necessary to enable an investigation to be undertaken. Any such investigation shall take no longer than sixty (60) days to complete. The Committee may cancel, rescind, suspend, withhold or otherwise terminate, limit or restrict any and all unexpired, unpaid, deferred or other Awards, whether vested or unvested, at any time if it determines that the participant, while employed by the Company, engaged or engages in any Detrimental Activity or otherwise is not in compliance with all applicable provisions of the Award Agreement and the Plan. (In addition, the Committee may also determine that no new or future stock option grants will be issued to such persons, and no future stock option exercises will be permitted by such persons.) In the event a participant engages or has engaged in Detrimental Activity prior to payment or delivery pursuant to an Award, exercise of any options may be refused if not already granted or, if already granted, may be rescinded prior to payment or delivery of the option proceeds to the plan participant.

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(i)    For purposes of this Section 4(g), “Detrimental Activity” means
a) The willful or knowing disclosure to anyone outside the Company or its Affiliates, or the use in other than the Company's or a subsidiary’s business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company or its subsidiaries, acquired by a participant prior to the participant's termination of service or employment;
b) Any attempt, directly or indirectly, to solicit, induce or hire (or the identification for solicitation, inducement or hire) any non-clerical employee of the Company or its subsidiaries to be employed by, or to perform services for, the participant or any person or entity with which the participant is associated (including, but not limited to, due to the participant's employment by, consultancy for, equity interest in, or creditor relationship with such person or entity) or any person or entity from which the participant receives direct or indirect compensation or fees as a result of such solicitation, inducement or hire (or the identification for solicitation, inducement or hire) without, in all cases, written authorization from the Company;

c) Any attempt, directly or indirectly, to induce any current or prospective employee, vendor, or customer of the Company or its subsidiaries to not comply with or to breach a contract with the Company or its subsidiaries;

d) Diversion of any opportunity available, offered or belonging to the Company for a plan participant’s private gain or benefit; or

e) Any other non-trivial conduct or act determined by the Committee in its reasonable discretion to be injurious, detrimental or prejudicial to any interest of the Company or its subsidiaries.

f) Insubordination, dishonesty, deceit, the theft of any money, products, or other property or rights of or belonging to the Company, making or accepting any bribe, kick-back, favor or other inducement, the failure or refusal to comply or act consistent or in accordance with any material term of the Employee Handbook or the willful or knowing violation or disregard of Company policies or directives; or

g) With respect to a non-employee Director's termination of Directorship, “Cause” shall mean an act or failure to act that constitutes cause for removal of a director under applicable California law.

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Notwithstanding the above or anything in the Plan to the contrary, the Committee shall have the sole and absolute authority to construe and interpret the term “Detrimental Activity” and apply any provisions of the Plan relating to such term;

5.	Mandatory Grants to Non-Employee Directors.

(a) Grants to Non-Employee Directors. Notwithstanding any other provision of the Plan, the grant of Awards to non-employee Directors shall be subject to the following limitations of this Section 5:
                (i)            Prior to the date of the first registration of an equity security of the Company under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), Non-Employee Directors shall be entitled to participate in the Plan and receive Awards to the same extent as Employees pursuant to Section 4 of the Plan.

(ii)   following the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act, each non-employee Director who is serving on the Board of Directors of the Company as of the date of each Annual Meeting of the Company’s Shareholders (or any Special Meeting in lieu of the Annual Meeting), shall receive a ten year Non-Statutory Option to purchase 3,000 shares of Stock;

(iv)     (iii)    all Stock Options granted to non-employee Directors under this Section 5 shall be exercisable at an exercise price equal to 100% of the fair market value of a share of Common Stock on the day preceding the Date of Grant. after an person has served continuously on the Board of Directors for five (5) years, once that person thereafter retires or resigns from the Board, or is otherwise no longer a member of the Board of Directors, upon the departure of the person from the Board of Directors, all stock options granted to such person and not previously exercised shall immediately vest and shall then be exercisable by such former Board member in equal one-third increments over the next three year period (one-third at any time during the first 365 days immediately following departure from the Board, the second third at any time during the following 365 days, and the final third at any time during the third 365 day period following departure from the Board.

(b) Prohibition of Other Grants to Non-Employee Directors. Notwithstanding any other provisions in this Plan, the mandatory grants described in this Section 5 shall constitute the only grant of Awards under the Plan permitted to be made to non-employee Directors.

(c) Prohibition Against Certain Amendments.  Notwithstanding any other provisions of this Plan, the provisions of this Section 5 shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

6.	Shares of Common Stock Subject to the Plan

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The aggregate number of shares of Common Stock that may be issued or issuable pursuit to all Awards under the Plan (including Awards in the form of Incentive Stock Options and Non- Statutory Options) shall not exceed an aggregate of 2,500,000 shares of Common Stock, subject to adjustment as provided in Section 8 of the Plan. Shares of Common Stock subject to the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares of Common Stock subject to an Award that for any reason expires or is terminated unexercised as to such shares shall again be available for issuance under the Plan. For purposes of this Section 6, the aggregate number of shares of Common Stock that may be issued at any time pursuant to Awards granted under the Plan shall be reduced by: (i) the number of shares of Common Stock previously issued pursuant to Awards granted under the Plan, other than shares of Common Stock subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership, such as dividends; and (ii) the number of shares of Common Stock which were otherwise issuable pursuant to Awards granted under this Plan but which were withheld by the Company as payment of the purchase price of the Common Stock issued pursuant to such Awards or as payment of the recipient’s tax withholding obligation with respect to such issuance.

7.	Payment of Awards.

The Committee shall determine the extent to which Awards shall be payable in cash (i.e., by check), shares of Common Stock or any combination thereof. The Committee may, upon request of a participant, determine that all or a portion of a payment to that participant under the Plan, whether it is to be made in cash, shares of Common Stock or a combination thereof, shall be deferred. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion; provided however that no deferrals shall be made with respect to Awards granted pursuant to Section 5 of the Plan.

8.	Dilution and Other Adjustment.

In the event of any change in the outstanding shares of the Common Stock or other securities then subject to the Plan by reason of any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, or if the outstanding securities of the class then subject to the Plan are exchanged for or converted into cash, property or a different kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities (other than a regular cash dividend), then, unless the terms of such transaction shall provide otherwise, such equitable adjustments shall be made in the Plan and the Awards thereunder (including, without limitation, appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under the Plan, including, without limitation Awards granted under Section 5 of the Plan, (ii) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under the Plan; and (iii) the maximum number of securities with respect to which Awards may thereafter be granted to any Employee in any fiscal year) as the Committee determines are necessary or appropriate, including, if necessary, any adjustments in the maximum number of shares referred to in Section 6 of the Plan. Such adjustments shall be conclusive and binding for all purposes of the Plan.

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9.	Miscellaneous Provisions.

(a) Definitions. As used herein, “subsidiary” means any current or future corporation which would be a “subsidiary corporation,” as that term is defined in Section 425 of the Code, of the Company; and the term “or” means “and/or.”

(b) Conditions on Issuance. Securities shall not be issued pursuant to Awards unless the grant and issuance thereof shall comply with all relevant provisions of law and the requirements of any securities exchange or quotation system upon which any securities of the Company are listed, and shall be further subject to approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is determined by Company counsel to be necessary to the lawful issuance and sale of any security or Award, shall relieve the Company of any liability in respect of the nonissuance or sale of such securities as to which requisite authority shall not have been obtained.

(c) Rights as Shareholder. A participant under the Plan shall have no rights as a holder of Common Stock with respect to Awards hereunder, unless and until certificates for shares of such stock are issued to the participant .

(d) Assignment or Transfer. No Awards under the Plan or any rights or interests therein shall be assignable or transferable by a participant except by will or the laws of descent and distribution. During the lifetime of a participant, Awards hereunder are exercisable only by, and payable only to, the participant .

(e) Agreements. All Awards granted under the Plan shall be evidenced by written agreements in such form and containing such terms and conditions (not inconsistent with the Plan) as the Committee shall from time to time adopt.

(f) Withholding Taxes. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such awards and, with respect to awards paid in stock, to require the payment (through withholding from the participant’s salary or otherwise) of any such taxes. The obligation of the Company to make delivery of Awards in cash or Common Stock shall be subject to currency or other restrictions imposed by any government.

(g) No Rights to Award. No Employee or other person shall have any right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or any of its subsidiaries or shall interfere with or restrict in any way the rights of the Company or any of its subsidiaries, which are hereby reserved, to discharge the Employee at any time for any reason whatsoever or for no reason, in the Company’s sole and absolute discretion, with or without cause.

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(h) Costs and Expenses. The costs and expenses of administering the Plan shall be borne by the Company and not charged to any Award nor to any Employee receiving an Award.

(i) Funding of Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

10.	Amendments and Termination.

(a) Amendments. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but, except as may be provided herein or in the Company’s other Plan documents and as may be permitted by applicable law, no such action shall materially adversely affect any participant’s rights or obligations with respect to any Awards theretofore made under the Plan. However, with the consent of the Employee affected, the Committee may amend outstanding agreements evidencing Awards under the Plan in a manner not inconsistent with the terms of the Plan.

(b) Shareholder Approval. To the extent that Rule 16b-3 of the Rules, Section 422 of the Code, other applicable law, or the rules, regulations, procedures or listing agreement of any national securities exchange or quotation system, requires that any such amendment be approved by the shareholders of the Company, no such amendment shall be effective unless and until it is approved by the shareholders in such a manner and to such a degree as is required.

(c) Termination. Unless the Plan shall theretofore have been terminated as above provided, the Plan (but not the awards theretofore granted under the Plan) shall terminate on and no awards shall be granted after March 19, 2006.

11.	Effective Date.

The Plan is effective on March 19, 1996, the date on which it was adopted by the Board of Directors of the Company and the holders of the majority of the Common Stock of the Company. The Plan was amended effective May 12, 1998, which amendment is applicable to all grants made on or after such date (including those grants authorized on April 25, 1998). The Plan was further amended and restated effective April 30, 2001, which amendment is applicable to all grants that are outstanding as of the effective date and all subsequent grants that are made pursuant to the Plan, unless the Award Agreement specifically states otherwise.

12.	Governing Law.

The corporate law of California shall govern issues related to the validity and issuance of Common Stock. Otherwise, the Plan and any agreements entered into thereunder shall be construed and governed by the laws of the State of California applicable to contracts made within, and to be performed wholly within, the State of California.

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